Exhibit 99.1

February 1, 2024

Bullfrog AI Announces Pricing of $5.7 Million Public Offering

GAITHERSBURG, MD / ACCESSWIRE /February 1, 2024 / BullFrog AI Holdings, Inc. (NASDAQ:BFRG; BFRGW) (“Bullfrog AI” or the “Company”), a technology-enabled drug development company using artificial intelligence (AI) and machine learning to enable the successful development of pharmaceuticals and biologics, announced today the pricing of an underwritten public offering of an aggregate of 1,507,139 shares of common stock (or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof) and accompanying warrants to purchase 1,507,139 shares of common stock at a public offering price of $3.782 per share (inclusive of the Pre-Funded Warrant exercise price) for gross proceeds of approximately $5,700,000, prior to deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase an additional 226,071 shares of common stock (and/or Pre-Funded Warrants in lieu thereof) and/or warrants to purchase 226,071 shares of common stock to cover over-allotments at the public offering price, less the underwriting discount.

The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes. The offering is expected to close on February 5, 2024, subject to satisfaction of customary closing conditions.

WallachBeth Capital, LLC is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-276740) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) and became effective on January 31, 2024. This offering is being made only by means of a prospectus. Copies of the final prospectus related to the offering may be obtained, when available, from WallachBeth Capital, LLC, via email: cap-mkts@wallachbeth.com, or by calling +1 (646) 237-8585, or by standard mail at Wallachbeth Capital, LLC, Attn: Capital Markets, 185 Hudson St, Jersey City, NJ 07311, USA. In addition, a copy of the final prospectus, when available, relating to the offering may be obtained via the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bullfrog AI

BullFrog AI is a technology-enabled drug development company using Artificial Intelligence and machine learning to enable the successful development of pharmaceuticals and biologics. Through its collaborations with leading research institutions, BullFrog AI is at the forefront of AI-driven drug development using its proprietary bfLEAP™ artificial intelligence platform to create and analyze networks of biological, clinical, and real-world data spanning from early discovery to late-stage clinical trials. BullFrog AI is deploying bfLEAP™ for use at several critical stages of development with the intention of streamlining data analytics in therapeutics development, decreasing the overall development costs by decreasing failure rates for new therapeutics.

For more information visit BullFrog AI at:

Website: www.bullfrogai.com

LinkedIn: https://www.linkedin.com/company/bullfrogai/

Safe Harbor Statement

This press release contains forward-looking statements. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Contact:

Dave Gentry

RedChip Companies, Inc.

BFRG@redchip.com

800-733-2447

SOURCE: BullFrog AI Holdings, Inc.